UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Road, Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This Current Report on Form 8-K or this Report contains forward-looking statements. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, including the closing of the Membership Interest Purchase Agreement disclosed below, and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Employment Agreement

On August 22, 2024, we entered into a new executive employment agreement with our Vice President, Marketing. Pursuant to the new employment agreement, our Vice President, Marketing will receive $200,000 annually (the “Base Salary”), which after the first annual anniversary the Base Salary may increase to $350,000 contingent upon the Company achieving net profitability of $500,000 of all commodity trades by the Vice President, Marketing. In addition, the employment agreement provides for annual incentive cash and equity compensation of up to $440,000 based on certain performance goals as further set forth therein. As an inducement to enter into the executive employment agreement, the Vice President, Marketing is entitled to receive a one-time signing grant of Company common stock equivalent in value to $150,000, which are priced per share based on the closing price on the day of such grant (calculated to be 71,090 shares based on the effective date of the executive employment agreement). The signing bonus has not been issued and is due not later than thirty (30) calendar days after we file an amended Registration Statement on Form S-8 with the Securities and Exchange Commission registering shares under a Long Term Incentive Plan (“LTIP”), and the shares will only vest as set forth in the LTIP.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of, and does not purport to be a complete description of, the rights and obligations of the parties to the agreements in connection with the employment agreement, and such description is qualified in its entirety by reference to the full text of the employment agreement and its exhibits, which is attached hereto as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 9, 2024, Aldali Int’l for Gen. Trading & Cont. Co. (DIC) exercised a Non-Qualified Stock Option held by them utilizing $1,179,000 owed to them by us under a promissory note as the exercise price and acquired 1,000,000 shares of our common stock that were held in reserve by our transfer agent under an irrevocable instruction letter. The stock certificate representing the shares contained a standard Rule 144 restrictive legend. The issuances of the foregoing securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the holder is a sophisticated investor and familiar with the Company’s operations. We are currently analyzing the exercise of the stock option and related issuance of the shares to ensure they complied with the terms of our agreement with DIC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Title
10.1	Form of Employment Agreement for Vice President, Marketing
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: November 15, 2024	By:	/s/ James H. Ballengee
		Name:	James H. Ballengee
		Title:	Chairman, President & CEO

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